EXHIBIT 24.1

POWER OF ATTORNEY

CYBRA CORPORATION
REGISTRATION STATEMENT ON FORM S-8

Each of the undersigned Directors of CYBRA Corporation, a New York corporation (the “Company”), hereby constitutes and appoints Harold L. Brand, the true and lawful attorney-in-fact of such Director, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to do any and all acts and execute any and all instruments which the said attorney may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 5,000,000 shares of the Company’s common stock, $.001 par value per share, which may be issued under the terms of the Company’s 2006 Long-Term Performance and Incentive Plan, as amended from time to time, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his or her capacity as Director of the Company to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statement, and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys, or any of them, has done, shall do, or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney this 23rd day of November 2010.

/s/ Sheldon Reich
Sheldon Reich

/s/ Robert Roskow
Robert Roskow

/s/ Jonathan Rubin
Jonathan Rubin

/s/ Matt Rothman
Matt Rothman